UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

Universal Forest Products, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other Jurisdiction of Incorporation)	0-22684 (Commission File Number)	38-1465835 (IRS Employer Identification No.)

2801 East Beltline, NE Grand Rapids, Michigan (Address of Principal Executive Offices)	49525 (Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 28, 2016, the Board of Directors of Universal Forest Products, Inc. (the "Corporation") appointed Michael G. Wooldridge to the Board of Directors of the Company. Mr. Wooldridge is a partner with the Grand Rapids, MI-based law firm Varnum, LLP. Mr. Wooldridge joined Varnum, LLP in 1985, and today is a partner in the firm's corporate practice team, focusing on corporate governance, securities, and mergers and acquisitions. He advises publicly traded companies on compliance matters, corporate structure, disclosure requirements and other issues, and has managed and led a variety of public equity and debt offerings for financial services and manufacturing companies.

In connection with the appointment of Mr. Wooldridge to the Board of Directors, the Board increased the size of the Board from ten members to eleven members. Mr. Wooldridge has not yet been appointed to any committee of the Board of Directors.

Item 9.01	Financial Statements, Pro Forma Financial Information, and Exhibits

99.1	Press Release announcing appointment of Michael G. Wooldridge to the Board of Directors of Universal Forest Products, Inc. issued by the Company on February 2, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

Dated: February 2, 2016	By:	/s/ Michael R. Cole
Michael R. Cole, Chief Financial Officer
and Treasurer
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